EXHIBIT 10.3
Zimmer Holdings, Inc.
2006 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION GRANTED TO
OPTIONEE:
STOCK AWARD SHARES:
EXERCISE PRICE PER SHARE: $
AWARD DATE:
Compensation and Management Development Committee:
Gentlemen:
          I understand that this option has been granted to provide a means for me to acquire and/or expand an ownership position in Zimmer Holdings, Inc., and it is expected that I will retain the stock I receive upon the exercise of this option consistent with the Company’s share retention guidelines in effect at the time of exercise.
          I hereby agree to the foregoing and following terms and conditions and accept the grant of this option subject thereto.

Date	Signature

ZIMMER HOLDINGS, INC.
2006 STOCK INCENTIVE PLAN
NONQUALIFlED STOCK OPTION GRANT AGREEMENT FOR NON-US EMPLOYEES
     Zimmer Holdings, Inc. (the “Company”) hereby grants pursuant to the terms of the heretofore designated stock option plan (the “Plan”) to the heretofore named employee (the “Optionee”), as a matter of separate inducement and agreement in connection with her/his employment, and not as or in lieu of any salary or other compensation for her/his services, and upon the terms and conditions set forth below, the option to purchase the number of fully paid and non-assessable shares of the common stock of Zimmer Holdings, Inc., par value $.01 per share (“Common Stock”), heretofore set forth (this “Option”) on or before the expiration of ten years from the date hereof (the “Expiration Date”) at the aforementioned exercise price per share. The Board of Directors of the Company (the “Board”) has authorized the Compensation and Management Development Committee of the Board (the “Committee”) to administer the Plan.
     This Option is granted upon and subject to the following terms and conditions:
     1. No Option may be exercised hereunder for the purchase of shares unless the Optionee shall have remained in the continuous employ of the Company or of one of its subsidiaries for one year following the date hereof. Thereafter, provided that the Optionee shall at the time of such exercise, except as specifically set forth herein to the contrary, been in the employ of the Company or of one of its subsidiaries, this Option may from time to time prior to the Expiration Date be exercised in the manner hereinafter set forth, and this Option may be exercised (i) only to the extent of 25 percent of the number of shares to which this Option applies on or after the first anniversary and prior to the second anniversary of the date of grant hereof, (ii) only to the extent of 50 percent of the number of shares to which this Option applies on or after the second anniversary and prior to the third anniversary of the date of grant hereof, (iii) only to the extent of 75 percent of the number of shares to which this Option applies on or after the third anniversary and prior to the fourth anniversary of the date of grant hereof; and (iv) in its entirety on or after the fourth anniversary of the date of grant hereof.
     2. This Option hereby granted may be exercised, in whole or in part in accordance with the vesting schedule set forth in Section 1 above, by the delivery of an exercise notice to the Company or the Company’s designated agent. The exercise notice will be effective upon receipt by the appropriate person at the Company or the Company’s agent and upon payment of the exercise price, any fees and any other amounts due to cover the withholding taxes, payroll taxes and similar-type payments as described herein. Such exercise notice (which, in the Company’s discretion, may be, or may be required to be, given by electronic, telefax or other specified means) shall specify the number of shares with respect to which this Option is being exercised and such other representations and agreements as may be required by the Company. In the event the specified Expiration Date falls on a day which is not a regular business day at the Company’s executive office in Warsaw, Indiana, then such written notification must be received on or before the last regular business day prior to such Expiration Date. Payment is to be made by certified personal check, or bank draft, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. No shares shall be sold or delivered hereunder until full payment for such shares and any Tax-Related Items (as defined in Section 8 below) has been made. At its discretion, the Committee may modify or suspend any method for the exercise of this Option. The Optionee shall have the rights of a shareholder only with respect to shares of stock for which certificates have been issued to her/him.
     3. The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock purchased upon the exercise of any part of this Option prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental regulatory body, (iii) the obtaining of any consent or approval or other clearance from any governmental agency, which the Company shall, in its sole discretion, determine to be necessary or advisable, and (iv) the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying the Optionee’s obligations under Section 8 hereof.
     4. This Option is not transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and is exercisable, during the life of the Optionee, only by her/him.
     5. Notwithstanding any other provision hereof:
          (a) If the Optionee shall retire or cease to be employed by the Company or any of its subsidiaries for any reason (other than death or disability entitling the Optionee to receive payments under a disability pay plan of the Company or any of its subsidiaries) after the Optionee shall have been continuously so employed for one year from the aforementioned date of grant, the Optionee may exercise this Option only to the extent that the Optionee was otherwise entitled to exercise it at the time of such retirement or cessation of employment with the Company or any of its subsidiaries, but in no event after (i) the date that is ten years next succeeding the date this Option was granted, in the case of retirement or cessation of employment with the Company or any of its subsidiaries on or after the Optionee’s 65th birthday, or on or after the Optionee’s 55th birthday after having completed 10 years of service with the Company or any of its subsidiaries, or on or after the date the sum of the Optionee’s age plus years of service, when rounded up to the next highest number, equals at least 70 and the Optionee has completed ten years of service with the Company or any of its subsidiaries and the Optionee’s employment terminates for any reason other than death, disability, resignation, willful misconduct, or activity deemed detrimental to the interest of the Company and, where applicable, the Optionee has executed a general release, a covenant not to compete and/or a covenant not to solicit as required by the Company, or (ii) the date that is three months next succeeding retirement or cessation of employment, in the case of any other retirement or cessation of employment with the Company or any of its subsidiaries.
          (b) Whether military or government service or other bona fide leave of absence shall constitute termination of employment for the purpose of this Option shall be determined in each case by the Committee in its sole discretion.
          (c) If the Optionee has been continuously employed by the Company or one of its subsidiaries for one year after the granting of this Option and retires or ceases to be so employed by reason of disability entitling such Optionee to receive payments under a disability pay plan of the Company or a subsidiary, the Optionee shall be treated as though he/she remained in the employ of the Company or a subsidiary until the earlier of (i) cessation of payments under the disability pay plan, (ii) death, or (iii) attainment of 65th birthday.
          (d) Except as provided in Section 4, in the event of the death of the Optionee while in the employ of the Company or of any of its subsidiaries or within whichever period after retirement or cessation of employment of the Optionee specified in subparagraphs (a) and (c) is applicable, and after he/she shall have been continuously so employed for one year after the granting of her/his Option, this Option theretofore granted to her/him shall be exercisable by the executors, administrators, legatees or distributees of her/his estate, as the case may be, only to the extent that the Optionee would have been entitled to exercise it if the Optionee were then living, subject to subparagraph (e) herein, but in the case of the death of any Optionee after retirement or cessation of employment in no event after the later of (i) the date twelve months next succeeding such death and (ii) the last day of the period after Retirement or other cessation of employment of the Optionee specified in subparagraphs (a)(i) or (a)(ii) and provided, in any case, not after the Expiration Date.

          In the event this Option is exercised by the executors, administrators, legatees or distributees of the estate of the Optionee, the Company shall be under no obligation to issue stock hereunder unless and until the Company is satisfied that the person or persons exercising this Option are the duly appointed legal representatives of the Optionee’s estate or the proper legatees or distributees thereof.
          (e) The provisions of Section 1 hereof restricting the percentage of shares of an Option grant which can be exercised prior to the fourth anniversary of the date of such grant shall not apply if (i) the Optionee has reached age 60; (ii) the Optionee dies while in the employ of the Company or any of its subsidiaries; (iii) the Optionee shall have retired or ceased to be employed by the Company or any of its subsidiaries (1) on or after the Optionee’s 65th birthday, or (2) on or after the Optionee’s 55th birthday after having completed 10 years of service with the Company or any of its subsidiaries, or (3) on or after the date the sum of the Optionee’s age plus years of service, when rounded up to the next highest number, equals at least 70 and the Optionee has completed ten years of service with the Company or any of its subsidiaries and the Optionee’s employment terminates for any reason other than death, resignation, willful misconduct, or activity deemed detrimental to the interest of the Company and, where applicable, the Optionee has executed a general release, a non-solicitation and/or non-compete agreement with the Company as required by the Company; or (iv) the Optionee’s employment terminates for any reason other than death, resignation, willful misconduct, or activity deemed detrimental to the interest of the Company provided the Optionee executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company as required by the Company. For the purposes of this Option, service with Bristol-Myers Squibb Company and its subsidiaries and affiliates before the effective date of the Plan shall be included as service with the Company.
     6. Under certain circumstances, if the Optionee’s employment with the Company or one of its subsidiaries terminates during the three year period following a change in control of the Company, this Option may become fully vested and exercisable. Please refer to the Plan and the Plan prospectus for more information.
     7. If prior to the Expiration Date changes occur in the outstanding Common Stock by reason of stock dividends, recapitalization, mergers, consolidations, stock splits, combinations or exchanges of shares and the like, the exercise price per share and the number and class of shares subject to this Option shall be appropriately adjusted by the Committee, whose determination shall be conclusive. If as a result of any adjustment under this paragraph any Optionee should become entitled to a fractional share of stock, the Optionee shall have the right to purchase only the adjusted number of full shares and no payment or other adjustment will be made with respect to the fractional share so disregarded.
     8. Regardless of any action the Company or the Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.
     Prior to the relevant taxable event, the Optionee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, if permissible under local law, the Optionee authorizes the Company and/or the Employer, at its discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by the Optionee by one or a combination of the following:
          (a) withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; or
          (b) withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the Option;
          (c) arranging for the sale of shares of Common Stock acquired upon exercise of the Option (on the Optionee’s behalf and at the Optionee’s direction pursuant to this authorization); or
          (d) withholding in shares of Common Stock, provided that the Company only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount.
     Finally, the Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Optionee’s participation in the Plan or the Optionee’s purchase of shares of Common Stock that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the shares of Common Stock if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items as described in this section.
     9. In accepting the grant, the Optionee acknowledges that:
          (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this agreement;

          (b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
          (c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
          (d) the Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Optionee’s employment relationship at any time;
          (e) the Optionee is voluntarily participating in the Plan;
          (f) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any subsidiary, and which is outside the scope of the Optionee’s employment contract, if any;
          (g) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any subsidiary;
          (h) in the event that the Optionee is not an employee of the Company, the Option grant and the Optionee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with any subsidiary of the Company;
          (i) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;
          (j) if the underlying shares of Common Stock do not increase in value, the Option will have no value;
          (k) if the Optionee exercises his/her Option and obtains shares of Common Stock, the value of those shares of Common Stock acquired upon exercise may increase or decrease in value, even below the exercise price;
          (l) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the option or diminution in value of the Option or shares of Common Stock purchased through exercise of the Option resulting from termination of the Optionee’s employment by the Company or any subsidiary or affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and the Optionee irrevocably releases the Company and any subsidiary or affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this agreememt, the Optionee shall be deemed irrevocably to have waived the Optionee’s entitlement to pursue such claim;
          (m) in the event of termination of the Optionee’s employment (whether or not in breach of local labor laws), the Optionee’s right to receive or vest in the Option under the Plan, if any, will terminate effective as of the date that the Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of the Optionee’s employment (whether or not in breach of local labor laws), the Optionee’s right to exercise the Option after termination of the Optionee’s employment, if any, will be measured by the date of termination of the Optionee’s active employment and will not be extended by any notice period mandated under local law; the Board or Committee shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Optionee’s Option grant;
          (n) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying shares of Common Stock; and
          (o) the Optionee is hereby advised to consult with the Optionee’s own personal tax, legal and financial advisors regarding the Optionee’s participation in the Plan before taking any action related to the Plan.
     10. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
     The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
     The Optionee understands that Data will be transferred to The Bank of New York or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that the Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative. The Optionee authorizes the Company, The Bank of New York and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he/she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative. The Optionee understands, however, that refusing or withdrawing his/her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he/she may contact his/her local human resources representative.
     11. Until the Optionee is advised otherwise by the Committee, all notices and other correspondence with respect to this Option will be effective upon receipt at the following address:
Compensation and Management Development Committee of the Board of Directors of Zimmer Holdings, Inc.
Zimmer Holdings, Inc.
345 East Main Street
Post Office Box 708
Warsaw, Indiana 46581-0708
     12. Except as explicitly provided in this agreement, this agreement will not confer any rights upon the Optionee, including any right with respect to continuation of employment by the Company or any of its subsidiaries or any right to future awards under the Plan. In no event shall the value, at any time, of this agreement, the Common Stock covered by this agreement or any other benefit provided under this agreement be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to employees of the Company or its subsidiaries unless otherwise specifically provided for in such plan.
     13. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     14. As a condition of receiving the Option, the Optionee has entered into or reaffirmed a non-solicitation and/or non-compete agreement with the Company. The Optionee understands and agrees that if he or she violates any provision of such agreement, the Committee may require the Optionee to forfeit his or her right to any unexercised portion of the Option, even if vested, and, to the extent any portion of the Option has previously been exercised, the Committee may require the Optionee to return to the Company any shares of Common Stock received by the Optionee upon such exercise or any cash proceeds received by the Optionee upon the sale of any such shares.
     15. The Board and the Committee shall have full authority and discretion, subject only to the express terms of the Plan, to decide all matters relating to the administration and interpretation of the Plan and this agreement and all such Board and Committee determinations shall be final, conclusive, and binding upon the Optionee and all interested parties. The terms and conditions set forth in this agreement are subject in all respects to the terms and conditions of the Plan, as amended from time to time, which shall be controlling. This agreement contains the entire understanding of the parties and may not be modified or amended except in writing duly signed by the parties. The waiver of, or failure to enforce, any provision of this agreement or the Plan by the Company will not constitute a waiver by the Company of the same provision or right at any other time or a waiver of any other provision or right. The various provisions of this agreement are severable and any determination of invalidity or unenforceability of any provision shall have no effect on the remaining provisions. This agreement will be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties. The validity and construction of this agreement shall be governed by the laws of the State of Indiana. If the Optionee has received this or any other document related to the Plan translated into a language other than English, and if the translated version is different than the English version, the English version will control.

ZIMMER HOLDINGS, INC.
By

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